                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch North Carolina Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 4 to Registration Statement No. 33-48692 of our report dated September 5, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
October 31, 1995